Exhibit 10.1

LOAN AGREEMENT

          THIS LOAN AGREEMENT (this “Agreement”) is entered into as of the 2nd day of September 2009, by and between MabCure Inc., a Nevada corporation with an address at De Schiervellaan 3/B1, 3500 Hasselt, Belgium (the “Company”), and Chrysler Enterprises, Ltd., with an address at Main Street, Charlestown, Nevis (the “Lender”).

          WHEREAS, the Company requires an infusion of funds in order to finance the operations of the Company as set forth herein; and

          WHEREAS, the Lender is willing to make available a loan to the Company on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

1.      Loan.

     1.1      The Lender agrees to lend to the Company the amount of $500,000 (the “Loan Amount”), subject to the terms and conditions of this Agreement, hereunder (the “Loan”).

     1.2      The Lender will transfer the Loan Amount to the Company, in accordance with the wire transfer instructions provided in Exhibit A, on the first business day following the execution of this agreement by both parties (the “Closing”).

     1.3      The Loan will bear interest at a rate of 6% per year. The accrued interest will be payable upon repayment of the Loan.

     1.4      Subject to Section 2 below, the Loan and accrued interest will be repaid on the first anniversary of the Closing (the “Due Date”).

2.      Acceleration of Conversion.

     The Loan Amount will become, in the Lender’s sole discretion, either repayable pursuant to the term set forth in Section 1.4 above, or upon the occurrence of an Event of Acceleration (as defined below) that occurs prior to the Due Date. For the purposes of this Section 2, an “Event of Acceleration” shall be deemed to exist upon the occurrence of any of the following: (a) the Company files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors; (b) a receiver, trustee, or similar officer is appointed for the business or a significant part of the property of the Company, and such appointments are not stayed, enjoined, or discharged within forty five (45) days from their commencement; (c) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against the Company, and such actions are not stayed, enjoined, or discharged within forty five (45) days from their commencement; (d) the Company adopts a resolution for discontinuance of its business or for its liquidation, dissolution or winding-up; or (e) a sale of all or substantially all of the assets of the Company.

3.      Representations, Warranties and Covenants of the Company The Company hereby represents, warrants and covenants as follows:

     3.1      Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

     3.2      Authorization, Enforceability. (i) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company and further consent or authorization of the Company by its Board of Directors is not required; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

4.      Representations and Warranties of the Lender

     The Lender hereby represents and warrants that the Lender has full power and authority to enter into this Agreement and the Agreement has been duly executed by the Lender, and such authorization constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms.

5.      Miscellaneous.

     5.1      Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

     5.2      This Agreement shall be governed by and construed according to the laws of the State of Nevada, without regard to the conflict of laws provisions thereof.

     5.3      Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     5.4      This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understand or contract, written or oral, with respect to the subject matter hereof and thereof.

     5.5      No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     5.6      If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     IN WITNESS WHEREOF the parties have signed this Loan Agreement in one or more counterparts as of the date first hereinabove set forth.

MABCURE, INC:

By:	Dr. Amnon Gonenne

Title:	Chief Executive Officer

CHRYSLER ENTERPRISES, LTD:

By:

Title:

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